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                                                                     Exhibit 5.2

                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]

                                December 7, 2004

AIG Capital Trust I
AIG Capital Trust II
c/o American International Group, Inc.
70 Pine Street
New York, NY 10270

            Re: AIG Capital Trust I and AIG Capital Trust II

Ladies and Gentlemen:

            We have acted as special Delaware counsel for AIG Capital Trust I and AIG Capital Trust II, each a Delaware statutory trust (each, a "Trust" and collectively, the "Trusts"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

            For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

            (a) The Trust Agreement for each of the Trusts, each dated as of June 10, 2003 (collectively, the "Original Trust Agreements"), by and among American International Group, Inc., a Delaware corporation, as sponsor (the "Sponsor"), The Bank of New York, a New York banking corporation, as property trustee (the "Property Trustee"), and The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee");

            (b) A certified copy of the Certificate of Trust for each of the Trusts (collectively, the "Certificates of Trust"), each as filed with the Office of

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AIG Capital Trust I
AIG Capital Trust II
December 7, 2004
Page 2

                  the Secretary of State of the State of Delaware (the "Secretary of State") on June 10, 2003;

            (c) A form of Amended and Restated Trust Agreement for each Trust, among the Sponsor, the Property Trustee, the Delaware Trustee, the administrators named therein and the holders, from time to time, of the undivided beneficial ownership interests in the assets of such Trust (collectively, the "Amended and Restated Trust Agreements;" and, together with the Original Trust Agreements, the "Trust Agreements");

            (d) Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement"), including a preliminary prospectus (the "Prospectus"), relating to, among other securities, the Capital Securities of each Trust representing preferred undivided beneficial ownership interests in the assets of each Trust, filed by the Sponsor and the Trusts with the Securities and Exchange Commission (the "Commission") on or about December 7, 2004; and

            (e) A Certificate of Good Standing for each Trust, each dated December 7, 2004, obtained from the Secretary of State.

            Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements, except that reference herein to any document shall mean such document as in effect on the date hereof.

            For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

            For purposes of this opinion, we have assumed (i) that the Trust Agreements will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of each Trust, that the Certificates of Trust are in full force and effect and have not been further amended and that the Trust Agreements will be in full force and effect and will be executed in substantially the forms reviewed by us, (ii) except to the extent provided in paragraph 1 below, the due creation or due

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AIG Capital Trust I
AIG Capital Trust II
December 7, 2004
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organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraph 2 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom Capital Securities are to be issued by the Trusts (collectively, the "Capital Security Holders") of a Capital Security Certificate for such Capital Security and the payment for the Capital Security acquired by it, in accordance with the Trust Agreements and the Registration Statement, and
(vii) that the Capital Securities are issued and sold to the Capital Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for their contents.

            This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

            Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

            1. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C.
Section 3801, et seq.

            2. The Capital Securities of each Trust have been duly authorized by each Trust Agreement and, when executed and delivered to and paid for by the purchasers thereof in accordance with the applicable Trust Agreement and the Registration Statement, will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the applicable Trust.

            3. The Capital Security Holders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated, pursuant to the Trust Agreement, to provide (A) indemnity or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Capital Security Certificates and the issuance of replacement Capital Security Certificates and (B) security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

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AIG Capital Trust I
AIG Capital Trust II
December 7, 2004
Page 4

            We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the reference to us under the heading "Validity of the Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/ RICHARDS, LAYTON & FINGER, P.A.

DKD/jmb